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                                                                    EXHIBIT 10.7

                                   AGREEMENT

          AGREEMENT, dated as of June 29, 1998, between INTEREP NATIONAL RADIO SALES, INC., a New York corporation ("Interep"), and RALPH C. GUILD ("Guild").

                              W I T N E S S E T H:
                              -------------------

          WHEREAS, Interep owns 100 shares (the "Shares") of the Common Stock of Corporate Family Network, Inc. ("CFN"), which is all of the outstanding captial stock of CFN, and Interep wishes to dispose of the Shares and Guild is willing to purchase the Shares;

          NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth below, the parties agree as follows:

          1. PURCHASE AND SALE. On the date hereof, Guild shall purchase all of the Shares from Interep for a purchase price of $200,000. Payment is being made by Guild's delivery to Interep on the date hereof of (a) a check in the amount of $50,000 and (b) a promissory note in the principal amount of $150,000, payable in three annual installments of $50,000 each, and bearing interest at a fluctuating rate equal to the prime rate of BancBoston, N.A. as in effect from time to time, plus 1%. Concurrently, Interep is delivering to Guild of a stock certificate for the Shares, accompanied by a duly executed stock power in blank.

          2. REPRESENTATIONS AND WARRANTIES. Interep represents and warrants to Guild that (i) it is the sole owner of all of the Shares and has the unrestricted right to transfer them to Guild and (ii) it shall transfer all of the Shares to Guild free and clear of all claims, liens, security interests, charges, encumbrances and restrictions of any kind, except any imposed under any applicable securities laws.

          3. MISCELLANEOUS. This Agreement sets forth the entire understanding of the parties with respect to its subject matter, merges and supersedes all prior understandings, and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties. This Agreement shall be binding on, enforceable against and inure to the benefit of the parties and their respective successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

INTEREP NATIONAL RADIO SALES, INC.         /s/ Ralph C. Guild
                                          -------------------------------------
                                                RALPH C. GUILD

By /s/ William J. McEntee, Jr.
  ------------------------------------------------------
      William J. McEntee, Jr., Vice President